EXHIBIT 99.1

         Forward Air Corporation Reports Record Third Quarter Results;
                    EPS up 41.4% on Revenue Growth of 18.8%

     GREENEVILLE, Tenn.--(BUSINESS WIRE)--xx--Forward Air Corporation (Nasdaq/NM:FWRD), recently chosen by Forbes Magazine as one of the "200 Best Small Companies" for the sixth consecutive year, today reported record results for the third quarter ended September 30, 2004. The Company is a leading high-service-level contractor to the air cargo industry providing time-definite service in the United States and Canada.
     Operating revenue for the quarter ended September 30, 2004 increased 18.8% to $71.9 million compared with $60.5 million for the same quarter in 2003. Income from operations for the quarter increased 38.0% to $13.8 million from $10.0 million in the prior-year quarter. Net income for the quarter increased 42.9% to $9.0 million from $6.3 million in the prior-year quarter. Diluted income per share for the quarter was $0.41, an increase of 41.4%, compared with $0.29 in the prior-year quarter.
     Operating revenue for the nine months ended September 30, 2004 was $204.6 million compared with $176.3 million for the same period in 2003, an increase of 16.1%. Income from operations for the period was $37.9 million, an increase of 32.5%, compared with $28.6 million in the prior-year period. Net income for the first nine months of 2004 was $24.3 million, an increase of 34.3%, compared with $18.1 million in the prior-year period. Diluted income per share for the period was $1.11, an increase of 32.1%, compared with $0.84 in the prior-year period.
     Commenting on the Company's third quarter results, Bruce A. Campbell, President and CEO said, "I am pleased to report another quarter of record revenue and earnings results on behalf of all Forward Air employees and independent contractors. We continue to have success in producing accelerating revenue growth and driving improved bottom line results. Our operating margin of 19.2% in the third quarter of 2004 was the best third quarter in the Company's history."

     Review of Financial Results

     Forward Air Corporation will hold a quarterly conference call to discuss third quarter 2004 results on Wednesday, October 27, 2004, at 9:00 a.m. EDT. The Company's conference call will be available online at www.forwardair.com or by dialing (888) 665-6553. A replay of the conference call will be available at the aforementioned website beginning shortly after completion of the live call.


                             FORWARD AIR CORPORATION
                   Condensed Statements of Income (Unaudited)
                      (In thousands, except per share data)


                                 Three months ended  Nine months ended
                                 ------------------  -----------------
                                   9/30/04 9/30/03   9/30/04  9/30/03
                                 ------------------  -----------------
Operating revenue                  $71,905 $60,513  $204,618 $176,333

Operating expenses:
 Purchased transportation           30,568  25,519    85,487   74,174
 Salaries, wages and employee
  benefits                          15,609  13,464    45,392   39,886
 Operating leases                    3,279   3,250     9,731    9,625
 Depreciation and amortization       1,692   1,888     5,088    5,440
 Insurance and claims                1,297   1,508     4,546    4,140
 Other operating expenses            5,653   4,865    16,428   14,461
                                 ------------------  -----------------
                                    58,098  50,494   166,672  147,726
                                 ------------------  -----------------
Income from operations              13,807  10,019    37,946   28,607
Other income, net                      291     107       661      375
                                 ------------------  -----------------
Pre-tax income                      14,098  10,126    38,607   28,982
Income taxes                         5,086   3,797    14,280   10,869
                                 ------------------  -----------------
                                   $ 9,012 $ 6,329  $ 24,327 $ 18,113
                                 ================== ==================
Net income
Income per share:
 Basic                             $  0.42 $  0.30  $   1.13 $   0.85
 Diluted                           $  0.41 $  0.29  $   1.11 $   0.84

Weighted average shares
 outstanding:
 Basic                              21,564  21,341    21,523   21,279
 Diluted                            21,992  21,782    21,925   21,671


                             FORWARD AIR CORPORATION
                             Condensed Balance Sheet
                                 (In thousands)

                                                  9/30/04    12/31/03
                                                 --------- -----------
Assets:                                          Unaudited Audited (a)
 Cash and short-term investments                 $104,336  $   86,539
 Other current assets                              46,264      36,627
 Property and equipment, net                       32,810      32,912
 Other assets                                      17,846      19,009
                                                 --------- -----------

Total assets                                     $201,256  $  175,087
                                                 ========= ===========

Liabilities and shareholders' equity:
 Current liabilities                             $ 22,587  $   20,290
 Long-term obligations                              9,762       7,089
 Shareholders' equity                             168,907     147,708
                                                 --------- -----------

Total liabilities and shareholders' equity       $201,256  $  175,087
                                                 ========= ===========

(a) Taken from audited financial statements, which are not presented in their entirety.


     Important Information

     This press release contains "forward-looking statements," as defined in
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance. Some forward-looking statements may be identified by use of such terms as "believes," "anticipates," "intends," "plans," "estimates," "projects" or "expects." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers' compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions. As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     CONTACT: Forward Air Corporation
              Andrew C. Clarke, 423-636-7000
              www.forwardair.com